UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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DSP Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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DSP GROUP, INC.

Notice of Annual Meeting of Stockholders

To Be Held May 27, 2003

To the Stockholders of DSP GROUP, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of DSP Group, Inc., a Delaware corporation (the “Company”), will be held at Swissotel New York, the Drake, 440 Park Avenue at 56th Street, New York City, New York 10022, on Tuesday, May 27, 2003, at 9:00 a.m., local time, for the following purposes:

1.    Election of Directors.    To elect one Class III director of the Company to serve until the 2006 annual meeting of stockholders or until his successor is elected and qualified;

2.    Amendment and Restatement of the 1993 Director Stock Option Plan.    To increase the number of shares of common stock reserved for issuance under the Company’s 1993 Director Stock Option Plan from 890,875 shares to 1,130,875 shares and to make certain other amendments to the plan;

3.    Selection of Independent Auditors.    To ratify the appointment of Kost, Forer & Gabbay, a member of Ernst & Young Global, as the independent auditors for the Company for the year ending December 31, 2003; and

4.    To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement which is attached and made a part hereof.

The board of directors of the Company has fixed the close of business on April 11, 2003 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

Whether or not you expect to attend the Annual Meeting in person, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be returned to ensure that all of your shares will be voted. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

By Order of the Board of Directors,

Eliyahu Ayalon Chairman of the Board and Chief Executive Officer

Santa Clara, California

April 25, 2003

Mailed to Stockholders

on or about April 25, 2003

DSP GROUP, INC.

3120 Scott Boulevard

Santa Clara, California 95054

PROXY STATEMENT

FOR 2003 ANNUAL MEETING OF STOCKHOLDERS

General Information

This proxy statement is furnished to the stockholders of DSP Group, Inc., a Delaware corporation (the “Company”), in connection with the solicitation by the board of directors of the Company of proxies in the accompanying form for use in voting at the annual meeting of stockholders of the Company (the “Annual Meeting”) to be held on Tuesday, May 27, 2003, at 9:00 a.m., local time, at Swissotel New York, the Drake, 440 Park Avenue at 56th Street, New York City, New York 10022, and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.

The Company’s Internet Web site address is www.dspg.com. The Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available free of charge through the Company’s Web site as soon as reasonably practicable after they are electronically filed with, or furnished to, the Securities and Exchange Commission. We will also provide the reports in electronic or paper form free of charge upon request. All materials filed by the Company with the Commission also can be obtained at the Commission’s Public Reference Room at 450 Fifth Street, N.W. Washington, D.C. 20549 or through the Commission’s Web site at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330.

Solicitation, Record Date and Voting Procedures

The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company’s common stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

The close of business on April 11, 2003 has been fixed as the record date (the “Record Date”) for determining the holders of shares of common stock of the Company entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had 27,349,909 shares of common stock outstanding and entitled to vote at the Annual Meeting. The presence at the Annual Meeting of a majority of these shares of common stock of the Company, either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. An automated system administered by the Company’s transfer agent will tabulate votes cast by proxy and a representative of the transfer agent will act as inspector of elections to tabulate votes cast in person at the Annual Meeting. Each outstanding share of common stock on the Record Date is entitled to one vote on all matters.

Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker “non-vote” are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the Annual Meeting. Abstentions are included in determining the number of shares voted on the proposals submitted to stockholders (other than the election of directors) and will have the same effect as a “no” vote on such proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular matter because the nominee does not have the discretionary voting power with respect to that matter and has not received instructions from the beneficial owner. Broker “non-votes,” and shares as to which proxy authority has been withheld with respect to any matter, are generally not deemed to be entitled to vote for purposes of determining whether stockholders’ approval of that matter has been obtained.

With respect to proposal 1 of this proxy statement, the director nominee will be elected by a plurality of the votes of the shares of common stock represented and voted at the Annual Meeting, and abstentions and broker “non-votes” will have no effect on the outcome of the election of the director nominee. With respect to proposals 2 and 3 of this proxy statement, the affirmative vote of a majority of the shares of common stock represented and voted at the Annual Meeting is required for approval of the proposed amendments to the 1993 Director Stock Option Plan (the “Director Option Plan”) and ratification of the independent auditors. Abstentions will have the same effect as “no” votes on proposals 2 and 3, whereas broker “non-votes” will have no effect on such proposals.

The Proxy

The persons named as proxyholders, Eliyahu Ayalon and Moshe Zelnik, were selected by the Company’s board of directors and currently serve as executive officers of the Company.

All shares represented by each properly executed, unrevoked proxy received in time for the Annual Meeting will be voted in the manner specified therein. If no specification is made on the proxy as to any one or more of the proposals, the common stock of the Company represented by the proxy will be voted as to the proposal for which no specification is given as follows: FOR the election of the director nominee named in this proxy statement, FOR the adoption of the amendment and restatement of the Director Option Plan, FOR the ratification of the selection of Kost, Forer & Gabbay, a member of Ernst & Young Global, as the Company’s independent auditors for the 2003 fiscal year and, with respect to any other matters that may come before the Annual Meeting, at the discretion of the proxyholders. The Company does not presently know of any other such business to be conducted at the Annual Meeting.

Revocability of Proxy

If the shares of common stock are held in your name, you may revoke your proxy given pursuant to this solicitation at any time before the proxy card is voted by: (i) delivering to the Company (to the attention of Moshe Zelnik, the Company’s Secretary), at the address of the Company’s principle executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or (ii) attending the Annual Meeting and voting in person. If your shares are held in “street name,” you should follow the directions provided by your broker regarding how to revoke your proxy. Your attendance at the Annual Meeting after having executed and delivered a valid proxy card will not in and of itself constitute a revocation of your proxy. You will be required to give oral notice of your intention to vote in person to the inspector of elections at the Annual Meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company’s bylaws authorize the number of directors to be not less than five or more than nine. The number of directors on the board of directors is currently fixed at six. The board is divided into three classes: Class I, Class II and Class III. Each director serves a three-year term. The board is currently composed of three Class I directors (Messrs. Ayalon, Limon and Silver), whose terms will expire upon the election and qualification of directors at the annual meeting of stockholders to be held in 2004; two Class II directors (Messrs. Yair Seroussi and Yair Shamir), whose terms will expire upon the election and qualification of directors at the annual meeting of stockholders to be held in 2005, and one Class III director (Mr. Tanguy), whose term will expire at the Annual Meeting. At each annual meeting of stockholders, directors will be elected for full terms of three years to succeed those directors whose terms are expiring.

At the Annual Meeting, the stockholders will elect one Class III director. Mr. Tanguy has been nominated to serve a three-year term, until the annual meeting of stockholders to be held in 2006, or until his successor is elected or appointed and qualified, or until his earlier resignation or removal. The board has no reason to believe that Mr. Tanguy will be unable or unwilling to serve as a nominee or as a director if elected.

Class III Director Nominee

Patrick Tanguy has served as a director of the Company since November 1999. Mr. Tanguy has served as Chief Executive Officer of Technical Group, an aluminum building systems company, since October 1999. From May 1998 to September 1999, Mr. Tanguy served as a director of Hays DX France, an express transport services company. From August 1993 to April 1998, he served as the Chairman of Groupe DAFSA, a supplier of economic data and financial information about French companies.

Required Vote

The nominee will be elected by a plurality of the votes cast. Abstentions and broker non-votes are not counted toward the nominee’s total.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE ELECTION OF THE DIRECTOR NOMINEE NAMED ABOVE.

EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth certain information with respect to the executive officers and directors of the Company as of April 1, 2003:

Name	Age	Position

Eliyahu Ayalon	60	Chairman of the Board and Chief Executive Officer

Boaz Edan	44	Chief Operating Officer

Moshe Zelnik	48	Vice President, Finance, Chief Financial Officer and Secretary

Zvi Limon(1)(2)	44	Director

Yair Seroussi(2)	47	Director

Yair Shamir(1)(2)	57	Director

Louis Silver(1)	49	Director

Patrick Tanguy(2)	44	Director

(1)	Member of the compensation committee
(2)	Member of the audit committee

Eliyahu Ayalon joined the Company in April 1996 as President, Chief Executive Officer and Director. In January 2000, Mr. Ayalon was appointed to serve as the Company’s Chairman of the board. Since November 2002, Mr. Ayalon is also the Chairman of the board of directors of ParthusCeva, Inc., a developer and licensor of DSP cores and related platform-level IP to the semiconductor industry. Mr. Ayalon previously served as President and Chief Executive Officer of Mennen from May 1992 to April 1996.

Boaz Edan joined the Company in May 1999 as Vice President, Operations and served as Senior Vice President, Products Division Manager until October 2002 whereby he became the Company’s Chief Operating Officer. Mr. Edan previously served as Material Director of Tower Semiconductor Ltd., a foundry manufacturer of semiconductor integrated circuits, from 1996 to May 1999.

Moshe Zelnik joined the Company in May 1999 as Vice President of Finance, Chief Financial Officer and Secretary. Mr. Zelnik previously served as Senior Vice President and Chief Financial Officer of Mennen from May 1994 to April 1999.

Zvi Limon has served as a director of the Company since February 1999. Mr. Limon is currently self-employed. He served as Chairman of Limon Holdings Ltd., a consulting and investment advisory firm, from October 1993 to July 2000. The Company elected and agreed to nominate Mr. Limon to the board of directors as a representative of Magnum Technology, Ltd. under certain conditions pursuant to the terms of a stock purchase agreement, dated February 11, 1999, with Magnum filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 1999. Since November 2002, Mr. Limon is also a member of the board of directors of ParthusCeva.

Yair Seroussi has served as a director of the Company since February 2003. Mr. Seroussi is currently the Managing Director of AMDEAL Ltd., an entity acting as the advisory director of Morgan Stanley in charge of its activities in Israel since 1993. Mr. Seroussi also serves as a director of Synel Systems, a provider of data collection and access control systems, and of several private companies.

Yair Shamir has served as a director of the Company since October 1996. He has served as President and Chief Executive Officer of VCON Telecommunications, Ltd., a developer and marketer of video conferencing systems, since February 1997. From July 1995 to February 1997, Mr. Shamir served as the Executive Vice President of The Challenge Fund-Etgar L.P., a venture capital firm. Mr. Shamir currently serves as a director of Mercury Interactive, a provider of performance management solutions; Orckit Communications, Limited, a developer and manufacturer of local loop communications systems; and VCON Telecommunications. Mr. Shamir also currently serves as a director of several private companies.

Louis Silver has served as a director of the Company since November 1999. Mr. Silver is currently self-employed. Since November 2002, Mr. Silver is also a member of the board of directors of ParthusCeva. He served as an advisor and counsel to the Discount Bank & Trust Co., an international bank, from September 1996 to July 2002. From April 1992 to December 1995, Mr. Silver served as Vice President, Secretary and General Counsel of Sapiens International, a provider of enterprise-wide, mission-central business solutions.

Patrick Tanguy.    See the description provided in proposal 1 of this proxy statement.

Relationships Among Directors or Executive Officers

There are no family relationships among any of the directors or executive officers of the Company.

Meetings and Committees of the Board of Directors

During 2002, the board of directors met 10 times and acted once by unanimous written consent. No director attended fewer than 75% of the aggregate of either (i) the total number of board meetings held during the period for which he was a director, or (ii) the total number of committee meetings of the board held in 2002 on which he served. The committees of the board currently include: the compensation committee and the audit committee.

The compensation committee held 2 meetings in 2002. The compensation committee currently consists of Messrs. Limon, Shamir and Silver. Its functions are to establish and apply the Company’s compensation policies with respect to the Company’s executive officers. Mr. Silver became a member of the compensation committee when Mr. Saul Shani resigned as a director of the Company in February 2002.

The audit committee held 5 meetings in 2002. The audit committee currently consists of Messrs. Limon, Seroussi, Shamir and Tanguy. The audit committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent auditors. In addition, the audit committee is responsible for approving the audit and non-audit services performed by the Company’s independent auditors and for reviewing and evaluating the Company’s accounting principles and its system of internal accounting controls. Additional duties and powers of the audit committee are set forth in its amended and restated charter, which was adopted and approved in November 2002 and a copy of which is attached to this proxy statement as Appendix A. Mr. Tanguy became a member of the audit committee when Mr. Shani resigned as a director of the Company in February 2002. Mr. Seroussi became a member of the audit committee in October 2002, when the Company expanded the number of audit committee members from three to four.

The board has determined that all members of the audit committee are “independent” as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers.

Compensation of Directors

Directors who are employees of the Company do not receive any additional compensation for their services as directors. Effective as of January 1, 2003, directors who are not employees of the Company receive an annual retainer of $32,000, payable in quarterly installments of $8,000 each. The retainer contemplates attendance at four board meetings per year. Additional board meetings of a face-to-face nature are compensated at a rate of $1,000 per meeting. In addition, committee meetings of a face-to-face nature and on a telephonic basis are compensated at a rate of $1,000 per meeting. All directors are reimbursed for expenses incurred in connection with attending board and committee meetings.

Prior to 2003, directors who were not employees of the Company received an annual retainer of $20,000, paid in quarterly installments of $5,000 each. Additional board meetings of a face-to-face nature were compensated at a rate of $500 per meeting. In addition, committee meetings of a face-to-face nature and on a telephonic basis were compensated at a rate of $500 per meeting.

Each outside director of the Company is also entitled to participate in the 1993 Director Stock Option Plan (the “Director Option Plan”). The Director Option Plan provides for the grant of non-statutory options to non-employee directors of the Company. The Director Option Plan is designed to work automatically; however, to the extent administration is necessary, it will be provided by the board of directors. The Director Option Plan currently provides that each eligible director is granted an option to purchase 30,000 shares of common stock under the Director Option Plan on the date on which he first becomes a director of the Company (the “First Option”). In addition, on the same date, each new director is granted an option to purchase 20,000 shares of common stock under the 2001 Stock Incentive Plan. Thereafter, each outside director is currently granted an option to purchase 10,000 additional shares of common stock (a “Subsequent Option”) under the Director Option Plan on January 1 of each year if, on such date, he shall have served on the Company’s board of directors for at least six months. In addition, an option to purchase 10,000 shares of common stock (a “Committee Option”) under the Director Option Plan is currently granted on January 1 of each year to each outside director for each committee of the board on which he shall have served as a chairperson for at least six months.

Subject to stockholder approval at the Annual Meeting, the board of directors has approved amendments to the Director Option Plan to prospectively increase the First Option from 30,000 shares to 60,000 shares and to prospectively increase each of the Subsequent Options and Committee Options from 10,000 shares to 20,000 shares.

On January 1, 2002, each of Messrs. Limon, Shamir, Silver and Tanguy was granted a Subsequent Option, at an exercise price of $18.39 per share, under the Director Option Plan. Additionally, each of Messrs. Limon and Shamir was also granted a Committee Option for their service on one of the Company’s board committees, at an exercise price of $18.39 per share, under the Director Option Plan. In connection with Mr. Seroussi’s appointment as a member of the Company’s board, he was granted the First Option, at an exercise price of $17.82 per share, under the Director Option Plan and an option to purchase 25,303 shares of common stock, at an exercise price of $17.82 per share, under the 2001 Stock Incentive Plan. All options to purchase the Company’s common stock held by Limon, Seroussi, Shamir, Silver and Tanguy and the exercise price for such options were adjusted in connection with the separation of the DSP cores licensing business. For more information, see the note marked by “†” in the section captioned “Security Ownership of Certain Beneficial Owners and Management.”

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and persons who own more than 10% of the Company’s common stock (collectively, “Reporting Persons”) to file initial reports of ownership and changes in ownership of the Company’s common stock with the Securities and Exchange Commission and the Nasdaq Stock Market, Inc. Copies of these reports are also required to be delivered to the Company.

The Company believes, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons, that during the fiscal year ended December 31, 2002, all Reporting Persons complied with all applicable filing requirements, except that Mr. Silver inadvertently filed late one Form 4 reflective of an option grant transaction. A Form 5 was subsequently filed by Mr. Silver to disclose the option grant transaction.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company’s common stock as of April 1, 2003, by (i) each stockholder known to the Company to own beneficially more than 5% of the Company’s common stock; (ii) each of the Company’s directors; (iii) the Chief Executive Officer and each of the three other most highly compensated executive officers of the Company whose total salary and bonus exceeded $100,000 during the year ended December 31, 2002 (collectively, the “Named Executive Officers”); and (iv) all directors and executive officers of the Company as a group.

Name of Beneficial Owner(1)	Shares Beneficially Owned(2)	Approximate Percent Beneficially Owned(3)
Wellington Management Company, LLP 75 State Street Boston, MA 02109(4)	1,562,300	5.71%

Systematic Financial Management, L.P. c/o Glenpointe east, 7th floor 300 Frank W. Burr Boulevard Teaneck, New Jersey 07666(5)	1,552,871	5.68%

Deutsche Asset Management Americas 31 West 52nd Street New York, New York 10019(6)	1,391,053	5.09%

Eliyahu Ayalon(7)	1,006,934	3.55%
Boaz Edan(8)†	276,696	*
Gideon Wertheizer(9)†	131,250	*
Moshe Zelnik(10)†	148,207	*
Zvi Limon(11)†	50,609	*
Yair Seroussi†	12,652	*
Yair Shamir(12)†	50,606	*
Louis Silver(13)†	60,606	*
Patrick Tanguy(14)†	50,606	*
All directors and executive officers as a group (9 persons)(15)†	1,788,166	6.14%

*	Less than 1%
†	In November 2002, the Company transferred all of the assets and liabilities of its DSP cores licensing business to Ceva, Inc., a then wholly-owned subsidiary of the Company in exchange for Ceva common stock (the “Separation”). The Company subsequently distributed all of the Ceva common stock it held to its stockholders (the “Distribution”). After the Separation, Ceva combined with Parthus Technologies plc and the combined company was renamed ParthusCeva, Inc. All options to purchase the Company’s common stock held by these individuals, which were outstanding on the record date for the Distribution and remained unexercised as of the date of the Distribution, were adjusted in connection with the Separation. The exercise price for these options were similarly adjusted.
(1)	Except as otherwise indicated, the address of each of the executive officers and directors is c/o DSP Group, Inc., 3120 Scott Boulevard, Santa Clara, California 95054.
(2)	To the Company’s knowledge, except as set forth in the footnotes to this table, and subject to applicable community property laws, each person named in this table has sole voting and investment power with respect to the shares set forth opposite such person’s name.
(3)

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the securities. Shares of the Company’s common stock, subject to options currently exercisable or that will become exercisable within 60 days of April 1, 2003 are deemed outstanding for computing the percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person. Percentages are based on 27,343,283 shares of the Company’s common stock outstanding as of April 1, 2003.
(4)	Wellington Management Company, LLP filed a Schedule 13G, dated February 12, 2003, with the Securities and Exchange Commission on behalf of itself. Wellington Management Company reported beneficial ownership of 1,562,300 shares.
(5)	Systematic Financial Management, L.P. filed a Schedule 13G, dated February 13, 2003, with the Securities and Exchange Commission on behalf of itself. Systematic Financial Management reported beneficial ownership of 1,552,871 shares.
(6)	Deutsche Asset Management Americas filed a Schedule 13F with the Securities and Exchange Commission on behalf of itself. Deutsche Asset Management Americas reported beneficial ownership of 1,391,053 shares as of December 31, 2002.
(7)	Includes 1,002,500 shares of our common stock subject to options that are currently exercisable or will become exercisable within 60 days of April 1, 2003.
(8)	Includes 275,952 shares of our common stock subject to options that are currently exercisable or will become exercisable within 60 days of April 1, 2003.
(9)	Includes 131,250 shares of our common stock subject to options that are currently exercisable or will become exercisable within 60 days of April 1, 2003.
(10)	Includes 147,859 shares of our common stock subject to options that are currently exercisable or will become exercisable within 60 days of April 1, 2003.
(11)	Includes 50,609 shares of our common stock subject to options that are currently exercisable or will become exercisable within 60 days of April 1, 2003.
(12)	Includes 50,606 shares of our common stock subject to options that are currently exercisable or will become exercisable within 60 days of April 1, 2003.
(13)	Includes 2,000 shares of our common stock held by the Theodore J. Silver Trust of which Mr. Silver disclaims beneficial ownership, 8,000 shares of our common stock held by the Adrienne Silver Trust of which Mr. Silver disclaims beneficial ownership and 50,606 shares of our common stock subject to options that are currently exercisable or will become exercisable within 60 days of April 1, 2003.
(14)	Includes 50,606 shares of our common stock subject to options that are currently exercisable or will become exercisable within 60 days of April 1, 2003.
(15)	See footnotes (7) through (14). Includes 1,759,988 shares of our common stock subject to options that are currently exercisable or will become exercisable within 60 days of April 1, 2003.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

The following table sets forth all compensation earned by each of the Named Executive Officer for the years ended December 31, 2002, 2001 and 2000. There were no other executive officers of the Company whose total salary and bonus exceeded $100,000 during the year ended December 31, 2002.

Summary Compensation Table

Name and Principal Position	Year	Annual Compensation		Long-Term Compensation Awards
		Salary(1)	Bonus(2)	Securities Underlying Options
Eliyahu Ayalon(3)	2002	$341,653	$950,000	250,000
Chairman of the Board and Chief	2001	319,203	350,000	150,000
Executive Officer	2000	319,282	350,000	150,000

Boaz Edan	2002	$195,391	$200,000	126,515	(5)
Chief Operating Officer	2001	164,277	100,000	80,000
	2000	163,902	70,000	95,000

Gideon Wertheizer(4)	2002	$156,046	$104,167	80,000
Former Executive Vice President,	2001	206,787	100,000	—
Technology Licensing Division Manager	2000	191,482	80,000	100,000

Moshe Zelnik	2002	$155,258	$104,000	88,560	(5)
Vice President, Finance	2001	162,492	80,000	40,000
Chief Financial Officer and Secretary	2000	141,572	50,000	70,000

(1)	The salaries of officers located in Israel include social benefit payments and car allowances.
(2)	The Company’s executive officers are eligible for annual cash bonuses. Such bonuses are generally based upon achievement of corporate performance objectives determined by the Company’s compensation committee. Bonuses are awarded by the compensation committee based upon individual, as well as corporate performance. The Company pays bonuses in the year following the year the bonuses were earned.
(3)	$157,592 of the salary and $199,185 of the bonus; $191,522 of the salary and $210,000 of the bonus; and $207,533 of the salary and $227,500 of the bonus, for the fiscal years 2002, 2001 and 2000, respectively, paid by the Company were related to amounts allocated to services provided by Mr. Ayalon to Ceva, Inc., a predecessor of ParthusCeva, Inc., prior to the Separation. The compensation information above relating to Mr. Ayalon does not include compensation he receives for his services as Chairman of the board of directors of ParthusCeva after the Separation.
(4)	Mr. Wertheizer was the Executive Vice President, Technology Licensing Division Manager, of the Company until October 31, 2002 when he became Executive Vice President, Business Development and Chief Technology Officer of ParthusCeva. The compensation for 2002 represented partial year salary from January 1, 2002 to October 31, 2002. All of the salaries and bonuses for the fiscal years 2002 and 2001 paid by the Company were allocated to services provided by Mr. Wertheizer to Ceva. $107,230 of the salary and $44,800 of the bonus for the fiscal year 2000 paid by the Company were related to amounts allocated to services provided by Mr. Wertheizer to Ceva.
(5)	The options were adjusted in connection with the separation of the DSP cores licensing business. For more information, see the note marked by “†” in the section captioned “Security Ownership of Certain Beneficial Owners and Management.”

Option Grants

The following table sets forth certain information with respect to stock options granted during 2002 to each of the Named Executive Officers. In accordance with the rules of the Securities and Exchange Commission, also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts are based on certain assumed rates of appreciation and do not represent the Company’s estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock.

Option Grants in 2002

Individual Grants

Name	Number of Securities Underlying Options Granted		% of Total Options Granted to Employees in 2002(4)	Exercise Price	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
						5%	10%
Eliyahu Ayalon	250,000	(1)(2)	15.37%	$17.82	2/4/09	$1,110,082	$3,252,176
Boaz Edan	126,515	(2)(3)	7.78%	17.82	2/4/09	561,768	1,645,796
Gideon Wertheizer	80,000	(2)(3)	4.92%	17.82	2/4/09	355,226	1,040,696
Moshe Zelnik	88,560	(2)(3)	5.44%	17.82	2/4/09	393,236	1,152,051

(1)	25% of the shares of common stock subject to the option grant vest on the date of the grant and 25% each year thereafter.
(2)	These options were granted under the Company’s 2001 Stock Incentive Plan.
(3)	25% of the shares of common stock subject to the option grant vest on the one-year anniversary of the date of the grant and 6.25% each quarter thereafter.
(4)	Calculated based on the grant of employee options to purchase a total of 1,626,493 shares of the Company’s common stock during 2002.

Option Exercises and Option Values

The following table sets forth information concerning option exercises during 2002 and the aggregate value of unexercised options at December 31, 2002 held by each of the Named Executive Officers.

Aggregated Option Exercises in 2002 and Option Values at December 31, 2002

Name	Aggregate Option Exercises in 2002		Number of Securities Underlying Unexercised Options at December 31, 2002		Value of Unexercised In-the-Money Options at December 31, 2002(1)
	Shares Acquired on Exercise	Value Realized(2)	Exercisable	Unexercisable	Exercisable	Unexercisable
Eliyahu Ayalon	—	—	840,000	300,000	$3,032,386	$125,357
Boaz Edan	—	—	191,348	268,059	517,287	208,266
Gideon Wertheizer	65,624	$457,199	85,000	142,500	—	63,999
Moshe Zelnik	15,000	$155,325	95,955	178,703	110,776	164,251

(1)	Calculated on the basis of the closing price of the Company’s common stock as reported on the Nasdaq National Market on December 31, 2002 of $15.82 per share, minus the exercise price.
(2)	Calculated on the basis of the broker’s reported sale price of the Company’s common stock subject to the option, minus the exercise price.

Employment Agreements

The following Named Executive Officers have written employment agreements with the Company: Messrs. Ayalon, Edan and Zelnik.

In April 1996, Mr. Ayalon entered into an employment agreement with DSP Group, Ltd., the Company’s wholly-owned subsidiary in Israel (“DSP Israel”), pursuant to which Mr. Ayalon was to serve as the President and Chief Executive Officer of the Company. The term of the agreement is indefinite. The agreement originally provided for a fixed monthly salary of NIS 47,000 (approximately U.S. $11,217), which has been adjusted from time to time by the board and currently provides for an annual base salary of U.S. $245,000. Mr. Ayalon is also entitled to an annual bonus, the amount of which is determined in the sole discretion of the board. The agreement may be terminated by the Company or Mr. Ayalon, without cause (as defined in the agreement), upon a six-month advance written notice. Mr. Ayalon’s employment agreement was amended in November 1997 to provide for the following: (i) Mr. Ayalon’s base compensation shall be fixed at the commencement of each year, but shall not be subject to reduction during the term of the agreement, (ii) if Mr. Ayalon terminates the agreement without good reason or if the Company terminates the agreement for cause, then no further payments shall be made to Mr. Ayalon pursuant to the agreement and he shall be subject to a one-year prohibition against competition in addition to the customary prohibitions against disclosure of trade secrets, (iii) upon a change of control of the Company or if the agreement is terminated by Mr. Ayalon for good reason or by the Company without cause, then all rights of Mr. Ayalon under the agreement would continue for two years and all options held by Mr. Ayalon shall accelerate and immediately vest and be exercisable in whole or in part at any time during the remaining two-year term of the agreement, and (iv) in the event of death or permanent disability of Mr. Ayalon, all options shall accelerate and immediately vest. The board further amended Mr. Ayalon’s agreement in April 2000 to provide that if Mr. Ayalon terminates the agreement voluntarily at any time, provided that he gives a 12-months advance written notice, all options held by Mr. Ayalon shall be fully vested six months after the date of the notice. Additionally, these amendments provided that all vested options held by Mr. Ayalon upon the date of his cessation of employment with the Company for any reason shall be exercisable for a period of two years.

In May 1999, Mr. Edan entered into an employment agreement with DSP Israel, pursuant to which Mr. Edan is to serve as Vice President Operations of the Company. As of October 2002, Mr. Edan became the Chief Operating Officer of the Company and his annual salary was increased to U.S. $160,000, subject to adjustment from time to time. The term of the agreement is indefinite. Mr. Edan also is entitled to an annual bonus, the amount of which is determined in the sole discretion of the Company. The agreement may be terminated by either the Company or Mr. Edan upon a 90-day advance written notice. However, the Company has the right to terminate Mr. Edan’s employment without prior notice. In such a case, Mr. Edan shall be paid the amount due to him under the prior notice period at the rate of his then current salary for such period.

In May 1999, Mr. Zelnik entered into an employment agreement with DSP Israel, pursuant to which Mr. Zelnik is to serve as Vice President, Finance and Chief Financial Officer of the Company. The term of the agreement is indefinite. The agreement currently provides for a fixed monthly salary of NIS 42,000 (approximately U.S. $8,900), subject to adjustment from time to time. Mr. Zelnik also is entitled to an annual bonus, the amount of which is determined in the sole discretion of the Company. The agreement may be terminated by either the Company or Mr. Zelnik upon a 90-days advance written notice. However, the Company has the right to terminate Mr. Zelnik’s employment without prior notice. In such a case, Mr. Zelnik shall be paid the amount due to him under the prior notice period at the rate of his then current salary for such period.

Compensation Committee Interlocks and Insider Participation

The compensation committee of the Company during 2002 consisted of Messrs. Limon, Shamir and Silver; Mr. Shamir served as its Chairman. Mr. Shani was a member of the compensation committee until his resignation as a director of the Company in February 2002. No member of this committee is a present or former officer or employee of the Company or any of its subsidiaries. Mr. Silver is a member of the compensation committee of the board of directors of ParthusCeva, Inc., and Mr. Ayalon, the Company’s Chief Executive Officer and Chairman of the board of directors, is the Chairman of the board of directors of ParthusCeva. Other than as noted with respect to Messrs. Ayalon and Silver, no executive officer of the Company served on the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company’s board or compensation committee.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information regarding the Company’s equity compensation plans as of December 31, 2002. All option numbers and exercise prices provided below have been restated to give effect retroactively to the adjustment in connection with the separation of the DSP cores licensing business. For more information, see the note marked by “†” in the section captioned “Security Ownership of Certain Beneficial Owners and Management.”

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	2,999,953	$17.68	1,093,250	(1)
Equity compensation plans not approved by security holders	4,364,210	$16.80	1,951,784

Total	7,364,163	$17.16	3,045,034	(1)

(1)	The amount includes 264,000 shares of common stock available for future issuance under the Company’s 1993 Employee Stock Purchase Plan.

The following are descriptions of the material features of the Company’s equity compensation plans that were not approved by the Company’s stockholders:

1998 Non-Officer Employee Stock Option Plan

The Company’s board of directors adopted the Non-Officer Employee Stock Option Plan (the “Non-Officer Option Plan”) in November 1998. A maximum of 5,507,873 shares of common stock (post adjustment in connection with the separation of the DSP cores licensing business) is currently available for issuance under the Non-Officer Option Plan. The board of directors, or a committee designated by the board of directors, administers the Non-Officer Option Plan. The administrator has the sole discretion to interpret any provision of the Non-Officer Option Plan, and to determine the terms and conditions of awards of non-qualified stock options under the Non-Officer Option Plan. Options currently may be granted to employees of the Company and any parent or subsidiary of the Company. Officers may not be granted options under the Non-Officer Option Plan. The material features of the Non-Officer Option Plan are summarized below.

Term.    The term of each option shall be stated in the applicable option agreement.

Exercise Price.    The exercise price per share of common stock for an option shall be such price as is determined by the administrator.

Vesting.    Each option shall vest in accordance with a schedule as determined by the administrator.

Early Exercise.    An option may include a provision whereby the participant may elect to exercise any part or all of the option prior to vesting of the option. Any unvested shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or any other restriction the administrator determines to be appropriate.

Transferability.    Options are transferable to the extent provided in the applicable option agreement.

Termination of Employment.    A participant may not exercise an option after the termination of the participant’s employment, director or consulting relationship with the Company or any parent or subsidiary of the Company, except to the extent specified in the applicable option agreement. Where the option agreement permits the exercise of the option following termination of the participant’s employment or other service relationship with the Company or any parent or subsidiary of the Company, the option shall terminate to the extent not exercised on the last day of the specified period or the last day of the term of the option, which ever occurs first.

Acquisition of the Company.    If the Company is acquired whether by sale, transfer of assets, merger or similar transaction, the administrator shall have the authority to provide for the full automatic vesting and exercisability of one or more outstanding unvested options under the Non-Officer Option Plan on such terms and conditions as the administrator may specify.

Amendment and Termination of the Plan.    The Non-Officer Option Plan will continue until it is terminated by the board of directors. The board may amend the Non-Officer Option Plan at any time or from time to time or may suspend or terminate it, without approval of the stockholders, except as required by law. However, no action by the board of directors or stockholders may alter or impair any option previously granted under the Non-Officer Option Plan. No option may be granted during any suspension of or after termination of the Non-Officer Option Plan.

2003 Israeli Share Option Plan

The board of directors adopted the 2003 Israeli Share Option Plan (the “Israeli Option Plan”) in November 2002. The number of shares of common stock available for issuance under the Israeli Option Plan is currently 1,500,000 shares plus an annual increase to be added on the first business day of each calendar year beginning in 2004 equal to three percent of the number of shares of common stock of the Company issued and outstanding as of such date or a lesser number of shares as determined by the board of directors. The board of directors, or a committee designated by the board of directors, administers the Israeli Option Plan. The administrator has the sole discretion to interpret any provision of the Israeli Option Plan and to determine the terms and conditions of the options issued under the Israeli Option Plan. Options currently may be granted to employees and other service providers of the Company and any parent or subsidiary of the Company. The material features of the Israeli Option Plan are summarized below.

Term.    The term of each option shall be stated in the applicable option agreement.

Exercise Price.    The exercise price per share of common stock for an option shall be determined by the administrator and set forth in the applicable option agreement.

Vesting.    Each option shall vest in accordance with a schedule as determined by the administrator.

Transferability.    Options are non-transferable except as provided in the option agreement. During the lifetime of the participant, the option may be exercised only by the participant.

Termination of Employment.    In the event a participant’s employment relationship with the Company or any parent or subsidiary of the Company is terminated other than for cause or as a result of death or disability, the vested portion of the option shall be exercisable for 90 days after the date of termination. In the event a participant’s employment relationship with the Company or any parent or subsidiary of the Company is terminated as a result of death or disability, the vested portion of the option shall be exercisable for 12 months after the date of termination. In the event a participant’s employment relationship with the Company or any parent or subsidiary of the Company is terminated for cause, the option shall immediately terminate and cease to be exercisable. In no event shall an option be exercisable after the expiration date of the option.

Acquisition of the Company.    The terms of an option agreement may provide for the full automatic vesting and exercisability of the option in the event the Company is acquired by sale, transfer of assets, merger or similar transaction.

Amendment and Termination of the Israeli Option Plan.    The Israeli Option Plan will terminate in November 2012. The board of directors may amend the Israeli Option Plan at any time or from time to time or may suspend or terminate it, without approval of the stockholders, except as required by law. However, no action by the board of directors or stockholders may alter or impair any option previously granted under the Israeli Option Plan.

Compensation Committee Report on Executive Compensation

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933 or the Exchange Act of 1934 that might incorporate future filings, including this proxy statement, with the Securities and Exchange Commission, in whole or in part, the following report and the stock performance graph that follows shall not be deemed to be incorporated by reference into any such filings, nor shall the following report be deemed to be incorporated by reference into any future filings under the Securities Act or the Exchange Act.

The compensation committee of the Company’s board of directors, which is comprised solely of independent, non-employee board members, has the authority and responsibility to establish the overall compensation strategy for the Company, including salary and bonus levels, administer the Company’s incentive compensation and benefit plans, 401(k) plans, and stock option and purchase plans, and review and make recommendations to the board of directors with respect to the Company’s executive compensation. Messrs. Limon, Shamir and Silver were the members of the compensation committee in fiscal year 2002. Mr. Shani was a member of the compensation committee until his resignation as a director of the Company in February 2002.

Compensation Policy.    The Company’s compensation policy, as established by the compensation committee, states that the executive officers’ total annual cash compensation should vary with the performance of the Company and that long-term incentives awarded to such officers should be aligned with the interest of the Company’s stockholders. The Company has designed its executive compensation program to attract and retain executive officers who will contribute to the Company’s long-term success, to reward executive officers who contribute to the Company’s financial performance and to link executive officer compensation and stockholder interests through the grant of stock options under the 2001 Stock Incentive Plan (the “2001 Stock Plan”).

Compensation of the Company’s executive officers consists of three principal components: salary, bonus and long-term incentive compensation consisting of stock option grants.

Salary.    The base salaries of the Company’s executive officers are reviewed annually and are set by the compensation committee. When setting base salary levels, in a manner consistent with the compensation committee’s policy outlined above, the Committee considers competitive market conditions for executive compensation, the Company’s performance and the performance of the individual executive officer.

Bonus.    For the fiscal year ended December 31, 2002, the compensation committee evaluated the performance of, and set the bonuses payable to, the Chief Executive Officer and the other executive officers of the Company. The performance factors utilized by the compensation committee in determining whether bonuses should be awarded to the Company’s executive officers included the following: (1) increased sales of the Company’s products and changes in profitability of the Company during fiscal 2002; (2) the officer’s overall individual performance in his position and his relative contribution to the Company’s performance during the year; and (3) the desire of the board of directors to retain the executive officer in the face of considerable competition for executive talent within the industry. The board of directors or the compensation committee in the future may modify the foregoing criteria or select other performance factors with respect to bonuses paid to executive officers for any given fiscal year.

Long-term Incentive Compensation.    The Company believes that stock option grants (1) align executive officer interests with stockholder interests by creating a direct link between compensation and stockholder return; (2) give executive officers a significant, long-term interest in the Company’s success; and (3) help retain key executive officers in a competitive market for executive talent.

The 2001 Stock Plan authorizes the board of directors, or a committee thereof, to grant stock options to employees and consultants of the Company, including the executive officers. Stock option grants are made from time to time to executive officers whose contributions have or will have a significant impact on the Company’s long-term performance. The Company’s determination of whether stock option grants are appropriate is based upon individual performance measures established for each individual on an annual basis. Options are not necessarily granted to each executive officer during each year. Generally, options granted to executive officers vest as to 25% of the grant on the first anniversary of the date of grant with the remaining options vesting quarterly over the next three years and expire seven years from the date of grant. Details on stock options granted to certain executive officers in 2002 are provided in the table entitled “Option Grants in 2002” contained in this Proxy Statement.

Compensation of Chief Executive Officer.    The board of directors considered the following factors in evaluating the performance of, and setting the bonus compensation for, Mr. Ayalon, the Company’s Chairman of the Board and Chief Executive Officer: the changes in the net income of the Company from the prior year, the Company’s stock price and the time and effort that Mr. Ayalon individually applied in connection with the execution of his duties. The compensation committee believes that the salary, bonus and long-term incentive compensation paid to Mr. Ayalon for the fiscal year ended December 31, 2002 were appropriate based on the above criteria.

Compensation Policy Regarding Deductibility.    Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation’s executive officers. The limitation applies only to compensation which is not considered to be performance-based. The 1991 Stock Plan and the 2001 Stock Plan are structured so that any compensation deemed paid to an executive officer in connection with the exercise of option grants made under the respective plan will qualify as performance-based compensation which will not be subject to the $1 million limitation. The compensation committee is aware of the limitations imposed by Section 162(m), and the exemptions available therefrom, and will address the issue of deductibility when and if circumstances warrant, and may use such exemptions in addition to the exemption contemplated under the 1991 Stock Plan and the 2001 Stock Plan.

Submitted by the compensation committee:

Zvi Limon

Yair Shamir

Louis Silver

Stock Performance Graph

The graph below compares the cumulative total stockholder return on the Company’s common stock with the cumulative total return on the Standard & Poor’s 500 Index and Standard & Poor’s Information Technology Index. The period shown commences on December 31, 1997 and ends on December 31, 2002, the end of the Company’s last fiscal year. The graph assumes an investment of $100 on December 31, 1997, and the reinvestment of any dividends.

Comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of the Company’s common stock.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG DSP GROUP, INC., THE S & P 500 INDEX

AND THE S & P INFORMATION TECHNOLOGY INDEX

*	$100 invested on 12/31/97 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company initially engaged Mr. Silver, a board member, as a consultant in connection with the Company’s separation of its DSP cores licensing business for which Mr. Silver was compensated with a payment of $20,000 in March 2002. Thereafter, the Company engaged Mr. Silver as a consultant for various business development activities for a term from August 1, 2002 to July 31, 2003 at a rate of $6,000 per month. Mr. Silver was also granted an option to purchase 12,651 shares of the Company’s common stock under the 2001 Stock Incentive Plan at an exercise price of $12.54 per share. The number of options granted to Mr. Silver and the exercise price for the options were adjusted in connection with the separation of the DSP cores licensing business. For more information, see the note marked by “†” in the section captioned “Security Ownership of Certain Beneficial Owners and Management.”

The Company has entered into indemnification agreements with each of its directors and executive officers. Such agreements require the Company to indemnify such individuals to the fullest extent permitted by Delaware law.

The Company owns more than 10% of the capital stock of AudioCodes, Ltd. From 1993 to 2000, the Company operated under a development and licensing agreement with AudioCodes. Under the agreement, AudioCodes performed certain research and development services for the Company for which it paid AudioCodes a service fee. The Company also paid AudioCodes royalty fees realized from the sale of its products incorporating AudioCodes’ technology and fees for licensing such technology. In 2002, the Company paid to AudioCodes an aggregate of approximately $329,000.

All future transactions between the Company and its officers, directors, principal stockholders and affiliates will be approved by a majority of the board of directors, including a majority of the disinterested, non-employee directors on the board of directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

PROPOSAL NO. 2

AMENDMENT AND RESTATEMENT OF THE 1993 DIRECTOR STOCK OPTION PLAN

The Company’s stockholders are being asked to vote on the proposed amendment and restatement of the Company’s 1993 Director Stock Option Director Option Plan (the “Director Option Plan”) as follows: (1) to increase the number of shares of common stock of the Company reserved for issuance under the Director Option Plan from 890,875 shares to 1,130,875 shares, (2) to increase the “First Option” (as defined below) from 30,000 to 60,000 shares on a prospective basis, (3) to increase each “Subsequent Option” (as defined below) from 10,000 shares to 20,000 shares on a prospective basis, (4) to increase each “Committee Option” (as defined below) from 10,000 shares to 20,000 shares on a prospective basis, (5) to give the board of directors discretion to extend the exercise period of an option held by a director whose service to the Company as a director has terminated as a result of death or disability or a director who dies within three months after the termination of his or her service to the Company as a director and (6) to give the board of directors discretion to accelerate the unvested portion of any option held by a director whose service as a director has terminated prior to the option being fully exercisable. The purpose of amending and restating the Director Option Plan is to enable the Company to continue to attract and retain talented personnel for service as outside directors of the Company by offering them participation in the Director Option Plan. In the event the stockholders do not approve the proposed increase in the number of shares of common stock reserved for issuance under the Director Option Plan, the Company will not be able to issue its outside directors additional stock options under the Director Option Plan because options have already been granted with respect to substantially all of the shares currently reserved for issuance under the Director Option Plan.

The board of directors of the Company has approved the proposed amendment and restatement of the Director Option Plan as described above.

A general description of the principal terms of the amended and restated Director Option Plan is set forth below. However, the summary does not purport to be a complete description of all of the provisions of the Director Option Plan. A copy of the Director Option Plan is attached hereto as Exhibit B and is also available to any stockholder upon request.

General Description

In November 1993, the board of directors of the Company adopted the Director Option Plan, which was approved by the stockholders in January 1994. The Director Option Plan was subsequently amended and restated, as approved by the stockholders in May 1996. The board of directors amended the Director Option Plan in June 1999 to increase the number of shares of common stock reserved for issuance under the Director Option Plan by 200,000 shares, which amendment was approved by the Company’s stockholders. In July 2001, the board of directors adopted and approved an amendment and restatement of the Director Option Plan to amend various terms of the Director Option Plan in anticipation of the distribution of the shares of capital stock of Ceva, Inc. (now known as ParthusCeva, Inc.) held by the Company to the stockholders of the Company. In June 2002, the board of directors amended the Director Option Plan to increase the number of shares of common stock reserved for issuance under the Director Option Plan by 200,000 shares and amend the term of the Director Option Plan from 10 years to 20 years, which amendments were approved by the Company’s stockholders. In connection with the Separation, the number of shares of common stock available for issuance under the Director Option Plan was adjusted with an increase of additional 140,875 shares. To comply with changes in Israeli tax law effective January 1, 2003, the board of directors amended the Director Option Plan in November 2002 to adopt a program for option grants to eligible directors who are residents of Israel. A total of 890,875 shares are currently reserved for issuance under the Director Option Plan. Options granted under the Director Option Plan shall be nonstatutory stock options. See “Federal Income Tax Information” below for information concerning the tax treatment of nonstatutory stock options. As of April 1, 2003, options to purchase approximately 373,628 shares of common stock were outstanding under the Director Option Plan, a total of approximately 243,975 options to purchase shares of common stock had been exercised under the Director Option Plan, and approximately 273,272 shares of common stock remained available for issuance thereunder. All stock and option numbers provided relating to the Director Option Plan have been restated to give effect retroactively to the adjustment in connection with the separation of the DSP cores licensing business. For more information, see the note marked by “†” in the section captioned “Security Ownership of Certain Beneficial Owners and Management.”

Purposes of Director Option Plan

The purposes of the Director Option Plan are to attract and retain the best available personnel for service as outside directors of the Company, to provide additional incentive to the outside directors of the Company, and to encourage their continued service on the board of directors.

Administration

The Director Option Plan shall be administered by the board of directors, but all grants of options under the Director Option Plan shall be automatic and nondiscretionary and shall be made strictly in accordance with the terms of the Director Option Plan.

The Director Option Plan currently provides that each eligible outside director is granted an option to purchase 30,000 shares of common stock on the date on which the outside director first becomes a director of the Company (the “First Option”). Thereafter, each outside director is currently to be granted an option to purchase 10,000 additional shares of common stock under the plan on January 1 of each year if, on such date, he shall have served on the Company’s board of directors for at least six months (a “Subsequent Option”). In addition, an option to purchase 10,000 shares of common stock is currently to be granted under the plan on January 1 of each year to each outside director for each committee of the board of directors on which he shall have served as a chairperson for at least six months (a “Committee Option”). The board of directors has approved the amendments to the Director Option Plan to increase (1) the First Option from 30,000 shares to 60,000 shares, (2) the Subsequent Option from 10,000 shares to 20,000 shares, and (3) the Committee Option from 10,000 shares to 20,000 shares. Subject to stockholder approval, the increases will be implemented on a prospective basis. The board of directors shall have the authority, in its discretion, to interpret the terms of the Director Option Plan. All decisions, determinations and interpretations of the board of directors shall be final and binding.

Eligibility

The Director Option Plan provides that options may be granted only to outside (non-employee) directors of the Company.

Stock Options

Each option granted under the Director Option Plan is to be evidenced by a written stock option agreement between the Company and the optionee and is subject to the following additional terms and conditions:

Exercise of the Options.    Any stock option granted under the Director Option Plan shall vest and become exercisable as to one-third of the shares of common stock subject to the option 12 months from the date of grant and shall vest and become exercisable as to an additional one-third of the shares of common stock subject to the option at the end of each 12 month period thereafter. The board of directors may accelerate the unvested portion of any option granted under the Director Option Plan and held by a director whose service to the Company as a director has terminated prior to the option being fully exercisable.

Exercise Price.    The exercise price of options granted under the Director Option Plan shall be 100% of the fair market value per share of common stock on the date of grant of the option.

Termination.    If an outside director ceases to serve as a director of the Company, he may, but only within three (3) months after the date he ceases to be a director, exercise his options as to all or part of the shares as to which he was entitled to exercise at the date of such termination. The board of directors may extend the exercise period of an option held by a director whose term is expiring to any date prior to the option’s expiration date. In no event may an option be exercised after its expiration date.

Disability.    If a director is unable to continue his service as an outside director with the Company as a result of total and permanent disability, he may exercise, but only within six months from the date of such termination of service as an outside director, his options to the extent such options were exercisable at the date of termination. The board of directors may extend the exercise period of an option held by a director whose service to the Company as a director has terminated due to disability. In no event may an option be exercised after its expiration date.

Death.    If a director should die during his service to the Company, options may be exercised at any time within twelve months after the date of death by the director’s estate or a person who acquired the right to exercise the option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the director continued living and remained in continuous service as a director for six months after the date of death. The board of directors may extend the exercise period of an option held by a director whose service to the Company as a director has terminated due to death. If a director should die within three months after the termination of his service to the Company as a director, the options may be exercised at any time within 12 months after the date of death by the director’s estate or a person who acquired the right to exercise the option by bequest or inheritance, but only to the extent that such options were exercisable at the date of termination, provided that the option is exercised no later than its expiration date. The board of directors may extend the exercise period of an option held by a director who dies within three months after the termination of his service to the Company as a director. In no event may an option be exercised after its expiration date.

Term of Options.    The term of each option shall be 10 years from the date of the grant.

Nontransferability of Options.    An option is not transferable by a director, other than by will or the laws of descent and distribution, and is exercisable during the director’s lifetime only by the director.

Other Provisions.    The option agreement may contain such other terms, provisions and conditions not inconsistent with the Director Option Plan as may be determined by the board of directors.

Israeli Option Grant Program.    Effective January 1, 2003, stock options may be granted to eligible directors who are residents of Israel pursuant to a certain program under the Director Option Plan. Options granted pursuant to the program are eligible for favorable tax treatment under Israeli tax law. The option grants under the program to eligible directors who are Israeli residents are subject to the general terms of the Director Option Plan.

Adjustments, Dissolutions, Mergers and Asset Sales

In the event any change, such as a stock split or dividend, is made in the Company’s capitalization which results in an increase or decrease in the number of outstanding shares of common stock without receipt of consideration by the Company, an appropriate adjustment shall be made in the number of shares under the Director Option Plan and the price per share covered by each outstanding option. In the event of the proposed dissolution or liquidation of the Company, all outstanding options will terminate immediately prior to the consummation of such proposed action. However, the board of directors may, in its discretion, make provision for accelerating the exercisability of options outstanding under the Director Option Plan in the event of such a proposed dissolution or liquidation.

In the event of any of the following corporate transactions, each outstanding option under the Director Option Plan automatically shall become fully vested and exercisable immediately prior to the effective date of such corporate transaction:

•	the sale, transfer or other disposition of all or substantially all of the assets of the Company;

•	a merger or consolidation in which the Company is not the surviving entity; or

•	any reverse merger in which the Company is the surviving entity but in which securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

Upon the consummation of any of the foregoing corporate transactions, all outstanding options under the Director Option Plan will terminate and be cancelled, unless the options are assumed by the successor corporation.

In the event of any change in control described below, each outstanding option under the Director Option Plan automatically shall become fully vested and exercisable:

•	the direct or indirect acquisition of 50% or more of the stock of the Company by any individual or entity which a majority of the directors do not recommend the stockholders accept, including a tender offer; or

•	a change in composition of the board of directors over a period of thirty-six months such that a majority of the board members ceases to be comprised of board members who (a) have been board members for a period of at least thirty-six months, or (b) have been board members for less than thirty-six months but were elected or nominated for election as board members by at least a majority of the board members described in clause (a) who were still in office at the time such election or nomination was approved by the board of directors.

In the event of a change in control as described above, all outstanding options shall remain exercisable until the termination of the applicable option term.

Amendment and Termination of the Director Option Plan

The board of directors may amend the Director Option Plan at any time or from time to time or may terminate the Director Option Plan without approval of the stockholders; provided, however, that stockholder approval is required for any amendment to the Director Option Plan for which stockholder approval would be required under applicable law, as in effect at the time. In addition, no action by the board of directors or stockholders may alter or impair any option previously granted under the Director Option Plan. The Director Option Plan will terminate in January 2014.

Amended Director Option Plan Benefits

Pursuant to the proposed amendment and restatement of the Director Option Plan, the First Option is proposed to be increased to 60,000 shares, and each of the Subsequent Options and Committee Options is proposed to be increased to 20,000 shares, but all grants of options under the Director Option Plan shall remain automatic and non-discretionary, as described above. The following table sets forth information with respect to options granted under the Director Option Plan during the fiscal year ended December 31, 2002. The executive group in 2002 consisted of Messrs. Ayalon, Edan, Wertheizer and Zelnik. For purposes of describing the 2002 benefits below, the non-executive director group consisted of Messrs. Limon, Seroussi, Shamir, Silver and Tanguy.

In accordance with the rules of the Securities and Exchange Commission, we are required to disclose options granted under the Director Option Plan to the individuals and groups included in the table below. Please note, however, that the Director Option Plan only provides for grants to outside directors (as described above). Therefore, our executives and employees are not eligible to receive grants under the Director Option Plan.

Identity of Group	Options Granted		% of Total Options Granted(1)	Weighted Average Exercise Price Per Share
Eliyahu Ayalon Chairman of the Board and Chief Executive Officer	—		—	—

Boaz Edan Chief Operating Officer	—		—	—

Gideon Wertheizer Former Executive Vice President, Technology Licensing Division Manager	—		—	—

Moshe Zelnik Vice President, Finance, Chief Financial Officer and Secretary	—		—	—

Executive Group	—		—	—
Non-Executive Director Group	113,862	(2)	100%	$18.20
Non-Executive Employee Group	—		—	—

(1)	Based on a total of 113,862 shares of common stock granted to our outside directors under the Director Option Plan during the fiscal year ended December 31, 2002.
(2)	Consisted of (1) a Subsequent Option granted to each of Messrs. Limon, Shamir, Silver and Tanguy, (2) a Committee Option granted to each of Messrs. Limon and Shamir, and (3) a First option granted to Mr. Seroussi.

U.S. Federal Income Tax Information

A director will not recognize any taxable income at the time he is granted a nonstatutory option under the Director Option Plan. However, upon its exercise, the director will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price.

The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by a director with respect to shares acquired upon exercise of an option.

Any gain or loss on the director’s subsequent disposition of the shares of common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.

The foregoing summary of the U.S. federal income tax consequences of Director Option Plan transactions is based upon federal income tax laws in effect on the date of this Proxy Statement. Reference should be made to the applicable provisions of the U.S. Internal Revenue Code. This summary does not purport to be complete and the summary does not discuss the tax consequences of a director’s death or the income tax laws of any municipality, state or foreign country to which the director may be subject.

Required Vote

The affirmative vote of the holders of a majority of the shares of the Company’s common stock present or represented at the Annual Meeting is required to approve the amendment and restatement of the Director Option Plan. Abstentions will have the same effect as “no” votes on this proposal, whereas broker “non-votes” will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE PROPOSED AMENDMENT AND RESTATEMENT OF THE 1993 DIRECTOR STOCK OPTION PLAN

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

Kost, Forer & Gabbay, a member of Ernst & Young Global, has been selected by the board of directors to be the Company’s independent auditors for the Company’s fiscal year ending December 31, 2003. In the event that ratification of this selection of independent auditors is not approved by a majority of the shares of common stock voting at the Annual Meeting in person or by proxy, management will review its future selection of independent auditors.

A representative of Ernst & Young Global is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be able to respond to appropriate questions.

Required Vote

The affirmative vote of the holders of a majority of the shares of the Company’s common stock present or represented at the Annual meeting is required to approve the ratification of the selection of Kost, Forer & Gabbay as our independent auditors for year 2003. Abstentions will have the same effect as “no” votes on this proposal, whereas broker “non-votes” will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF

THE SELECTION OF KOST, FORER & GABBAY.

Report of the Audit Committee of the Board of Directors

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, or the Exchange Act of 1934, that might incorporate future filings, including this proxy statement, with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filings, nor shall the following report be deemed to be incorporated by reference into any future filings under the Securities Act or the Exchange Act.

The audit committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent auditors. Additionally, the audit committee must approve all audit and non-audit services performed by the Company’s independent auditors. Furthermore, the audit committee is responsible for reviewing and evaluating the Company’s accounting principles and the Company’s system of internal accounting controls. Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The Company’s independent accountants, Kost, Forer & Gabbay, a member of Ernst & Young Global, are responsible for auditing those financial statements. However, the members of the audit committee are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent accountants.

The audit committee hereby reports as follows:

1.    The audit committee has reviewed and discussed the audited financial statements with the Company’s management.

2.    The audit committee has discussed with Kost, Forer & Gabbay the matters required to be discussed by SAS 61 (Communication with audit committees).

3.    The audit committee has received the written disclosures and the letter from Kost, Forer & Gabbay required by Independence Standards Board Standard No. 1 (Independence Discussions with audit committees), and has discussed with Kost, Forer & Gabbay their independence from the Company.

4.    Based on the reviews and discussions referred to in paragraphs (1) through (3) above, the audit committee recommended to the Company’s board of directors, and the board approved, the audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, that was filed with the Securities and Exchange Commission on March 31, 2003.

5.    The audit committee has also recommended the selection of Kost, Forer & Gabbay and, based on our recommendation, the board of directors has selected Kost, Forer & Gabbay as the Company’s independent auditors for the fiscal year ending December 31, 2003, subject to stockholder ratification.

Submitted by the audit committee:

Zvi Limon

Yair Seroussi

Yair Shamir

Patrick Tanguy

Audit Fees

Kost, Forer & Gabbay performed services for the Company in 2002 relating to financial statement audit work, quarterly reviews, Forms S-8 reviews, tax services, special projects and other ongoing consulting projects. Fees paid to Kost, Forer & Gabbay in 2002 were as follows:

•	Audit Fees. $119,999 for the audit of consolidated financial statements for the fiscal year ended December 31, 2002 and the review of financial statements included in the Company’s quarterly reports on Form 10-Q. $442,585 for auditing services related to the combination of the Company’s DSP cores licensing business (Ceva) with Parthus Technologies, plc.

•	Financial Information Systems Design and Implementation Fees. None.

•	All Other Fees. $309,171 for all other services, including tax services.

The audit committee of the board has considered whether the provision of these non-audit services by Kost, Forer & Gabbay is compatible with maintaining the independence of such independent auditors.

STOCKHOLDER PROPOSALS

Requirements for Stockholder Proposals to Be Brought Before an Annual Meeting.    To be considered for presentation to the annual meeting of the Company’s stockholders to be held in 2004, a stockholder proposal must be received by Moshe Zelnik, Secretary, DSP Group, Inc., 3120 Scott Boulevard, Santa Clara, California 95054, no later than December 29, 2003.

Requirements for Stockholder Proposals to Be Considered for Inclusion in the Company’s Proxy Materials.    Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at the annual meeting of the Company’s stockholders to be held in 2004 must be received by Moshe Zelnik, Secretary, DSP Group, Inc., 3120 Scott Boulevard, Santa Clara, California 95054, no later than December 29, 2003 in order to be considered for inclusion in the Company’s proxy materials for that meeting.

Discretionary Authority.    The proxies to be solicited by the Company’s board of directors for the 2004 annual meeting will confer discretionary authority on the proxyholders to vote on any stockholder proposal presented at such annual meeting if the Company fails to receive notice of such stockholder’s proposal for the meeting by March 12, 2004.

OTHER MATTERS

Annual Report

The Company’s annual report for the fiscal year ended December 31, 2002 has been mailed concurrently with the mailing of these proxy materials to all stockholders entitled to notice of, and to vote at, the Annual Meeting.

Form 10-K

The Company’s annual report on Form 10-K for the fiscal year ended December 31, 2002 is included in the annual report for the fiscal year ended December 31, 2002, which is mailed concurrently with the mailing of these proxy materials. Upon written request to the Company’s Secretary, Moshe Zelnik, at the address of the Company’s principal executive offices, the exhibits set forth on the exhibit index of the Form 10-K may be made available at a reasonable charge.

Householding of Annual Meeting Materials

In December 2000, the Securities and Exchange Commission adopted new rules that permit the Company to send a single set of annual reports and proxy statements to any household at which two or more stockholders reside if the Company believes they are members of the same family. Each stockholder will continue to receive a separate proxy card. The Company is instituting this householding procedure for all consenting accounts for the 2003 proxy season. However, upon written request to the Company’s Secretary, Moshe Zelnik, at the address of the Company’s principal executive offices, you may revoke your decision to household, and the Company will deliver a separate copy of the annual report or proxy statement, as applicable, to you at the shared address within 30 days of your request.

A number of brokerage firms have already instituted householding. If your family has multiple accounts of our stock, you may have received householding notification from your broker. Please contact your broker directly if you have questions, require additional copies of the proxy statement or annual report, or wish to revoke your decision to household, and thereby receive multiple reports.

Other Matters

The board of directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the proxyholders.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors,

Eliyahu Ayalon Chairman of the Board and Chief Executive Officer

April 25, 2003

Santa Clara, California

AMENDED AND RESTATED CHARTER OF THE AUDIT COMMITTEE

DSP GROUP, INC.

AUTHORITY AND PURPOSE

The Audit Committee of DSP Group, Inc. (the “Corporation”) is appointed by the Corporation’s Board of Directors (the “Board”) to oversee the accounting and financial reporting processes of the Corporation and audits of the financial statements of the Corporation. The Audit Committee (the “Committee”) shall undertake those specific duties and responsibilities listed below and such other duties as the Board shall from time to time prescribe. All powers of the Committee are subject to the restrictions designated in the Corporation’s Bylaws and applicable laws, rules and regulations.

STATEMENT OF POLICY

The Committee shall oversee the accounting and financial reporting processes of the Corporation and audits of the financial statements of the Corporation. In so doing, the Committee shall endeavor to maintain free and open means of communication between the directors, the independent auditors and the financial management of the Corporation. In addition, the Committee shall review the policies and procedures adopted by the Corporation to fulfill its responsibilities regarding the fair and accurate presentation of financial statements in accordance with generally accepted accounting principles and applicable rules and regulations of the Securities and Exchange Commission and the National Association of Securities Dealers (the “NASD”) applicable to Nasdaq listed issuers. The Committee shall discharge its responsibilities and shall access the information provided by the Corporation’s management and the independent auditors, in accordance with its business judgment. In exercising its business judgment, the Committee shall be entitled to rely on the information and advice provided by the Corporation’s management and/or its independent auditors.

COMMITTEE STRUCTURE AND MEMBERSHIP

The Committee shall be comprised of three or more directors, as determined by the Board. The Committee members shall be designated by the Board, in compliance with the Bylaws of the Corporation, and shall serve at the discretion of the Board. The Audit Committee shall initially be made up of four directors.

Each member of the Committee shall be an independent director. For purposes hereof, an “independent director” shall be one:

•	who accepts no consulting, advisory or other compensatory fee from the Corporation other than in his or her capacity as a member of the Committee, the Board or any other committee of the Board or is not otherwise an affiliated person of the Corporation; and

•	who is free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director.

Commencing January 26, 2003 or as soon thereafter as practicable, at least one member of the Committee shall be a “financial expert,” as defined by Section 407 of the Sarbanes-Oxley Act of 2002, having an understanding of generally accepted accounting principles and financial statements, experience in the preparation or auditing of financial statements of companies generally comparable to the Corporation, experience in the application of generally accepted accounting principles in connection with the accounting for estimates, accruals and reserves, experience with internal accounting controls and an understanding of audit committee functions.

Each member of the Committee shall be able to read and understand fundamental financial statements in accordance with the rules of the NASD applicable to Nasdaq listed issuers. At least one member shall have past employment experience in finance or accounting, a professional certification in accounting or other comparable experience or background that results in the individual’s possessing the requisite financial sophistication, such as a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

Unless a Chairman of the Committee is elected by the Board, the Committee shall elect a Chairman by majority vote.

POWERS

The Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Committee shall be empowered to engage independent counsel and other advisers, as it determines necessary to carry out its duties. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete, accurate or in accordance with generally accepted accounting principles or applicable law. Those tasks are the responsibility of management and the independent auditors. The Board and the Committee are in place to represent the Corporation’s stockholders. Accordingly, the independent auditors are ultimately accountable to the Board and the Committee.

RESPONSIBILITIES

The Committee’s policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the Board and the Corporation’s stockholders that the corporate accounting and reporting practices of the Corporation are in accordance with all requirements and are of the highest quality.

In meeting its responsibilities, the Committee is expected to:

1.	Review and reassess the adequacy of this Charter annually.

2.	With respect to the Corporation’s independent auditors:

a.	The Committee is responsible for the appointment, compensation and oversight of the work of the Corporation’s independent auditors. The Committee shall pre-approve all auditing services (including the provision of comfort letters) and non-audit services provided by the independent auditors to the Corporation, other than as may be allowed by applicable law. The Committee may delegate to one or more designated Committee members the authority to grant pre-approvals required by the foregoing sentence. The decisions of any Committee member to whom authority is delegated hereunder shall be presented to the Committee at each of its scheduled meetings. The independent auditors shall be ultimately accountable to the Board and to the Committee as representatives of the Corporation’s stockholders, which together shall have the ultimate authority and responsibility to nominate the independent auditors to be proposed for stockholder approval and to select, evaluate and (when appropriate) replace the independent auditors.

b.	Review the independence of the independent auditors, including a review of management consulting services, and related fees, provided by the independent auditors. The Committee shall require the independent auditors at least annually to provide a formal written statement delineating all relationships between the independent auditors and the Corporation consistent with the rules of the NASD applicable to Nasdaq listed issuers and request information from the independent auditors and management to determine the presence or absence of a conflict of interest. The Committee shall actively engage the auditors in a dialogue with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors. The Committee shall take, or recommend that the full Board take, appropriate action to oversee the independence of the auditors.

3.	Review and concur with management on the scope and responsibilities of an internal audit department, if any, and on the appointment, replacement, reassignment or dismissal of an internal audit department manager or director, as appropriate.

4.	Review and discuss with management, before release, the audited financial statements and the Management’s Discussion and Analysis proposed to be included in the Corporation’s Annual Report in Form 10-K. Make a recommendation to the Board whether or not the audited financial statements should be included in the Corporation’s Annual Report on Form 10-K.

5.	In connection with its review of the Corporation’s interim and audited financial statements, if no report is made by the independent auditors and management, the Committee shall inquire of the Corporation’s management and the independent auditors as to whether there were any significant financial reporting issues and judgments made in connection with the preparation of such financial statements, as well as the potential impact on the Corporation’s financial statements of any proposed changes in accounting and financial reporting rules.

6.	In consultation with the independent auditors, the internal audit department, if any, and management, consider and review at the completion of the annual examinations and such other times as the Committee may deem appropriate:

a.	The Corporation’s annual financial statements and related notes.

b.	The independent auditors’ audit of the financial statements and their report thereon.

c.	The independent auditors’ reports regarding critical accounting policies, alternative treatments of financial information and other material written communications between the independent auditors and management, including the written disclosures and letter from the independent auditors required by Independence Standards Board Standard No. 1 (or any amended or successor standard).

d.	Any deficiency in, or suggested improvement to, the procedures or practices employed by the Corporation as reported by the independent auditors in their annual management letter.

7.	The Committee shall at least annually inform the independent auditors, the Chief Financial Officer, the Controller, and the most senior other person, if any, responsible for the internal audit activities, that they should promptly contact the Committee or its Chairman about any significant issue or disagreement concerning the Corporation’s accounting practices or financial statements that is not resolved to their satisfaction.

8.	Periodically, and to the extent appropriate under the circumstances, it may be advisable for the Committee, with the assistance of the independent auditors, the internal audit department, if any, and/or management, to consider and review the following:

a.	Any significant changes required in the independent auditors’ audit plan.

b.	Any difficulties or disputes with management encountered during the course of the audit.

c.	The adequacy of the Corporation’s system of internal financial controls.

d.	The effect or potential effect of any regulatory regime, accounting initiatives or off-balance sheet structures on the Corporation’s financial statements.

e.	Any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Corporation’s financial statements or accounting policies.

f.	Other matters related to the conduct of the audit, which are to be communicated to the Committee under generally accepted auditing standards.

9.	Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented.

10.	Obtain from the independent auditors assurance that they have complied with Section 10A of the Securities Exchange Act of 1934.

11.	Establish procedures for (a) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by the Corporation’s employees of concerns regarding questionable accounting or auditing matters.

12.	Prepare a report in the Corporation’s proxy statement in accordance with SEC requirements.

13.	To the extent appropriate or necessary, it is advisable that Committee review the rationale for employing audit firms other than the principal independent auditors; and, where an additional audit firm has been employed, review the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts and the effective use of audit resources.

14.	To the extent that it is practical, it is recommended that one or more members of the Committee periodically review, before release, the unaudited operating results in the Corporation’s quarterly earnings release and/or discuss the contents the quarterly earnings release with management.

15.	The Committee shall direct the independent auditors to use their best efforts to perform all reviews of interim financial information prior to disclosure by the Corporation of such information, and to discuss promptly with the Committee and the Chief Financial Officer any matters identified in connection with the auditors’ review of interim financial information which are required to be discussed by Statement on Auditing Standards No. 61 (or any amended or successor statement).

16.	To the extent that it is practical, it is recommended that one or members of the Committee meet periodically with or interview, in separate sessions, the Chief Financial Officer, the senior internal auditing executive and the independent audit firm engagement partner.

DSP GROUP, INC.

1993 DIRECTOR STOCK OPTION PLAN

(Amended and Restated July 19, 1999)

(Amended and Restated July 18, 2001)

(Amended and Restated April 4, 2002)

(Amended and Restated November 25, 2002)

(Amended and Restated January 22, 2003)

(Amended and Restated March 12, 2003)

1.    Purposes of the Plan.    The purposes of this Director Stock Option Plan are to attract and retain the best available personnel for service as Directors of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

All options granted hereunder shall be “nonstatutory stock options.”

2.    Definitions.    As used herein, the following definitions shall apply:

a.    “Board” shall mean the Board of Directors of the Company.

b.    “Code” shall mean the Internal Revenue Code of 1986, as amended.

c.    “Common Stock” shall mean the Common Stock of the Company.

d.    “Company” shall mean DSP Group, Inc., a Delaware corporation.

e.    “Continuous Status as a Director” shall mean the absence of any interruption or termination of service as a Director.

f.    “Director” shall mean a member of the Board or the board of directors of ParthusCeva, Inc.

g.    “Effective Date” shall have the meaning as set forth in Section 6 below.

h.    “Employee” shall mean any person, including officers and Directors, employed by the Company, ParthusCeva, Inc. or any Parent or Subsidiary of either company. The payment of a Director’s fee by the Company, ParthusCeva, Inc. or any Parent or Subsidiary of either company shall not be sufficient in and of itself to constitute “employment” by the Company.

i.    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

j.    “First Option” shall have the meaning as set forth in Section 4.b.ii. below.

k.    “Option” shall mean a stock option granted pursuant to the Plan.

l.    “Optioned Stock” shall mean the Common Stock subject to an Option.

m.    “Optionee” shall mean an Outside Director who receives an Option.

n.    “Outside Director” shall mean a Director who is not an Employee.

o.    “Parent” shall mean a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

p.    “Plan” shall mean this 1993 Director Stock Option Plan.

q.    “Share” shall mean a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

r.    “Spin-off Transaction” means a distribution by the Company to its stockholders of all or any portion of the securities of any Subsidiary of the Company.

s.    “Subsequent Option” shall have the meaning as set forth in Section 4.b.iii. below.

t.    “Subsidiary” shall mean a “Subsidiary Corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

u.    “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 126-2 promulgated under the Exchange Act.

v.    “Change in Control” means a change in ownership or control of the Company effected through either of the following transactions:

(i)  the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or

(ii)  a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

w.    “Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

x.    “Corporate Transaction” means any of the following stockholder-approved transactions to which the Company is a party:

(i)  a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii)  the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company’s subsidiary corporations) in connection with the complete liquidation or dissolution of the Company; or

(iii)  any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

3.    Stock Subject to the Plan.    Subject to the provisions of Section 11 of the Plan, as of June 1, 2003 the maximum aggregate number of Shares which may be optioned and sold under the Plan is 1,130,875 Shares (the “Pool”) of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

Initially, 175,000 Shares were reserved for issuance under the Plan. In June 1999, the Plan was amended and restated to increase the number of Shares reserved for issuance under the Plan by 100,000 shares for a total reserve of 275,000 Shares. In March 2000, the Company effected a two-for-one split of the Company’s common stock thereby increasing the number of Shares reserved for issuance under the Plan to 550,000 Shares. In June 2002, the Plan was amended and restated to increase the number of Shares reserved for issuance under the Plan by 200,000 Shares for a total reserve of 750,000 Shares. As a result of the Company’s distribution of all (or substantially all) of the shares of capital stock of Ceva, Inc. in November 2002, the number of shares reserved for issuance under the Plan was adjusted so that 890,875 Shares are available for issuance under the Plan. In January 2003, the Plan was again amended and restated to increase the number of Shares reserved for issuance under the Plan by 240,000 Shares for a total reserve of 1,130,875 Shares.

If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. If Shares which were acquired upon exercise of an Option are subsequently repurchased by the Company, such Shares shall not in any event be returned to the Plan and shall not become available for future grant under the Plan.

4.    Administration of and Grants of Options under the Plan.

a.    Administrator.    Except as otherwise required herein, the Plan shall be administered by the Board.

b.    Procedure for Grants.    All grants of Options hereunder shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

i)  No person shall have any discretion to select which Outside Directors of the Company shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors of the Company.

ii)  Each person who is an Outside Director of the Company on the Effective Date of this Plan shall be automatically granted an Option to purchase 30,000 Shares (the “First Option”) on the Effective Date of this Plan, as determined in accordance with Section 6 hereof. Each Outside Director who becomes a member of the Board after the Effective Date but prior to January 21, 2003 shall be automatically granted an Option to purchase 30,000 Shares (also a “First Option”) on the date on which such person first becomes an Outside Director of the Company, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy. Each Outside Director who becomes a member of the Board after January 21, 2003 shall be automatically granted an Option to purchase 60,000 Shares (also a “First Option”) on the date on which such person first becomes an Outside Director of the Company, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy.

iii)  From January 1, 1997 through December 31, 2003, each Outside Director of the Company shall be automatically granted (i) an Option to purchase 10,000 Shares (a “Subsequent Option”), on January 1 of each year, if on such date, he or she shall have served on the Board for at least six (6) months and (ii) an Option to purchase 10,000 Shares (a “Committee Option”), on January 1 of each year, for each committee of the Board on which he or she shall have served as the chairperson for at least six (6) months on such date. Beginning on January 1, 2004, each Outside Director of the Company shall be automatically granted (i) an Option to purchase 20,000 Shares (also a “Subsequent Option”), on January 1 of each year, if on such date, he or she shall have served on the Board for at least six (6) months and (ii) an Option to purchase 20,000 Shares (also a “Committee Option”), on January 1 of each year, for each committee of the Board on which he or she shall have served as the chairperson for at least six (6) months on such date.

iv)  Notwithstanding the provisions of subsections ii) and iii) hereof, in the event that a grant would cause the number of Shares subject to outstanding Options, plus the number of shares previously purchased upon exercise of Options to exceed the Pool, then each such automatic grant shall be for that number of Shares determined by dividing the total number of Shares remaining available for grant by the number of grants to be made on the automatic grant date. Any further grants shall then be deferred until such time, if any, as additional Shares become available for grant under the Plan through action of the stockholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

v)  Notwithstanding the provisions of subsections ii) and iii) hereof, any grant of an Option made before the Company has obtained stockholder approval of the Plan in accordance with Section 17 hereof shall have their exercisability conditioned upon obtaining such stockholder approval of the Plan in accordance with Section 17 hereof.

vi)    The terms of any Option granted hereunder shall be as follows:

a)  The Option shall be exercisable only while the Outside Director remains a Director of the Company or ParthusCeva, Inc., except as set forth in Section 9 hereof.

b)  The exercise price per Share shall be 100% of the fair market value (as defined in Section 8.b. hereunder) per Share on the date of grant of the Option.

c)  The Option shall vest and become exercisable as to one-third of the Shares subject to the Option on the first anniversary of the date of grant of the Option, and shall vest and become exercisable as to one-third of the Shares subject to the Option at the end of each twelve-month period thereafter, subject to the provisions set forth in Section 9, below.

d)  The Board may accelerate the unvested portion of any Option granted under the Plan held by any Director whose Continuous Status as Director terminates for any reason prior to the Option being fully exercisable.

c.    Powers of the Board.    Subject to the provisions and restrictions of the Plan, the Board shall have the authority, in its discretion: (i) to determine, upon review of relevant information and in accordance with Section 8.b. of the Plan, the fair market value of the Common Stock; (ii) to determine the exercise price per share of Options to be granted, which exercise price shall be determined in accordance with Section 8.a. of the Plan; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan; (v) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted hereunder; and (vi) to make all other determinations deemed necessary or advisable for the administration of the Plan.

d.    Effect of Board’s Decision.    All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

5.    Eligibility.    Options may be granted only to Outside Directors of the Company. All Options shall be automatically granted in accordance with the terms set forth in Section 4.b. hereof. An Outside Director who has been granted an Option may, if he or she is otherwise eligible, be granted an additional Option or Options in accordance with such provisions.

The Plan shall not confer upon an Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his or her directorship at any time.

6.    Term of Plan; Effective Date.    The Plan shall become effective on the date on which the Company’s registration statement on Form S-1 (or any successor form thereof) is declared effective by the Securities and Exchange Commission (the “Effective Date”). It shall continue in effect for a term of twenty (20) years, unless sooner terminated under Section 13 of the Plan, subject to the limitations set forth in this Plan.

7.    Term of Option.    The term of each Option shall be ten (10) years from the date of grant thereof.

8.    Exercise Price and Consideration.

a.    Exercise Price.    The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be 100% of the fair market value per Share on the date of grant of the Option.

b.    Fair Market Value.    The fair market value per Share shall be the mean of the bid and asked prices of the Common Stock in the over-the-counter market on the date of grant, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated

Quotation (“NASDAQ”) System) or, in the event that the Common Stock is traded on the NASDAQ National Market System or listed on a stock exchange, the fair market value per Share shall be the closing price on such system or exchange on the date of grant of the Option, as reported in The Wall Street Journal; provided, however, that if such market or exchange is closed on the date of the grant of the Option then the fair market value per Share shall be based on the most recent date on which such trading occurred immediately prior to the date of the grant of the Option; provided, further, that for purposes of First Options granted on the Effective Date, the fair market value per share shall be the initial public offering price as set forth in the final prospectus filed with the Securities and Exchange Commission pursuant to Rule 424 under the Securities Act of 1933, as amended.

c.    Form of Consideration.    The consideration to be paid for the Share to be issued upon exercise of an Option shall consist entirely of cash, check, other Shares having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised (which, if acquired from the Company, shall have been held for at least six months), delivery of a properly executed exercise notice, together with such other documentation as the Company and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the funds required to pay the exercise price, or any combination of such methods of payment and/or any other consideration or method of payment as shall be permitted under applicable corporate law.

9.    Exercise of Option.

a.    Procedure for Exercise: Rights as a Stockholder.    An Option granted hereunder shall be exercisable at such times as are set forth in Section 4.b. hereof; provided, however, that no Options shall be exercisable until stockholder approval of the Plan in accordance with Section 17 hereof has been obtained.

An option may not be exercised for a fraction of a Share.

An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 8.c. of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

b.    Termination of Status as a Director.    If an Outside Director ceases to serve as a Director, he or she may, but only within three (3) months after the date he or she ceases to be a Director, exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination Option’s expiration date. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 7 has expired. The Board may extend the exercise period of an Option held by a Director whose term is expiring to any date prior to the Option’s expiration date. To the extent that such Outside Director was not entitled to exercise an Option at the date of such termination, or does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

c.    Disability of Optionee.    Notwithstanding the provisions of Section 9.b. above, in the event a Director is unable to continue his or her service as a Director as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code), he or she may, but only within six (6) months from the date of such termination, exercise his or her Option to the extent he or she was entitled to exercise it at the date of such termination. The Board may extend the exercise period of an Option held by a Director whose Continuous Status as Director terminates as a result of his or her total and permanent disability. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 7 has expired. To the extent that he or she was not entitled to exercise the Option at the date of termination, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

d.    Death of Optionee.    In the event of the death of an Optionee:

i)  during the term of the Option who is, at the time of his or her death, a Director and who shall have been in Continuous Status as a Director since the date of grant of the Option, the Option may be exercised, at any time within twelve (12) months following the date of death, by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Status as Director for six (6) months after the date of death. The Board may extend the exercise period of an Option held by a Director whose Continuous Status as Director terminates as a result of his or her death. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 7 has expired.

ii)  within three (3) months after the termination of Continuous Status as a Director, the Option may be exercised, at any time within twelve (12) months following the date of death, by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination. The Board may extend the exercise period of an Option held by a Director who dies within three (3) months after the termination of Continuous Status as a Director. Notwithstanding the foregoing, in no event may the option be exercised after its term set forth in Section 7 has expired.

10.    Nontransferability of Options.    The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a beneficiary by an Optionee does not constitute a transfer. An Option may be exercised during the lifetime of an Optionee only by the Optionee or a transferee permitted under this Section.

11.    Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

  a.    Changes in Capitalization.    Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Option and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share covered by each such outstanding Option, shall be proportionately adjusted for an increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or prices of Shares subject to an Option. Notwithstanding any terms of the Plan to the contrary, in the event of a Spin-off Transaction, the Board may in its discretion and without stockholder approval make such adjustments and take such other action as it deems appropriate with respect to outstanding Options under the Plan, including but not limited to adjustments to the number and kind of shares, the price per share and the vesting periods of outstanding Options or the substitution, exchange or grant of Options to purchase securities of the Subsidiary; provided that the Board shall not be obligated to make any such adjustments or take any such action hereunder.

  b.    Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

  c.    Merger or Asset Sale.    In the event of a Corporate Transaction, each Option which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and be released from any restrictions on transfer and repurchase or forfeiture rights, immediately prior to the specified effective date of such Corporate Transaction, for all of the Shares at the time represented by such Option. Effective upon the consummation of the Corporate Transaction, all outstanding Options under the Plan shall terminate unless assumed by the successor company or its Parent. In the event of a Change in Control (other than a Change in Control which also is a Corporate Transaction), each Option which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and be released from any restrictions on transfer and repurchase or forfeiture rights, immediately prior to the specified effective date of such Change in Control, for all of the Shares at the time represented by such Options. Each such Option shall remain exercisable until the expiration or sooner termination of the applicable Option term.

12.    Time of Granting Options.    The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4.b. hereof. Notice of the determination shall be given to each Outside Director to whom an Option is so granted within a reasonable time after the date of such grant.

13.    Amendment and Termination of the Plan.

  a.    Amendment and Termination.    The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act (or any other applicable law or regulation), the Company shall obtain approval of the stockholders of the Company to Plan amendments to the extent and in the manner required by such law or regulation. In addition, the approval of the stockholders is required for any Plan amendment which would permit decreasing the exercise price of any Option outstanding under the Plan, subject to Section 11(a). Further, the approval of the Company’s stockholders is required for any Plan amendment which would change any of the provisions of this Section 13(a). For purposes of this Section, approval of the stockholders means, except as provided by Applicable Law, approval by the holders of a majority of the Shares of Common Stock of the Company present or represented by proxy (and entitled to vote) at a meeting of the Company’s stockholders.

  b.    Effect of Amendment or Termination.    Any such amendment or termination of the Plan that would impair the rights of any Optionee shall not affect Options already granted to such Optionee and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

14.    Conditions Upon Issuance of Shares.    Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15.    Reservation of Shares.    The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

16.    Option Agreement.    Options shall be evidenced by written option agreements in such form as the Board shall approve.

17.    Plan Approval.    The Plan was adopted by the Board on November 29, 1993 and adopted by the stockholders of the Company in January 10, 1994. The Plan was subsequently amended and restated, as approved by the Company’s stockholders in May 1996. In June 1999, the Board adopted and approved an amendment and restatement of the Plan to increase the number of shares of common stock reserved for issuance under the Plan, which amendment was approved by the Company’s stockholders. In July 2001, the Board adopted and approved an amendment and restatement of the Plan to amend various terms of the Plan in anticipation of the distribution of all (or substantially all) of the shares of capital stock of Ceva, Inc., a Delaware corporation and a wholly-owned subsidiary, held by the Company to the stockholders of the Company. In April 2002, the Board adopted and approved an amendment and restatement of the Plan to increase the number of shares of common stock reserved for issuance under the Plan and the term of the Plan, which amendments were approved by the Company’s stockholders. In November 2002, the Board adopted and approved an amendment and restatement of the Plan to include an appendix to the Plan designed to comply with changes in Israeli tax law effective January 1, 2003, which amendment did not require approval by the Company’s stockholders. Subject to stockholder approval, the Board further adopted and approved in January 2003 an amendment and restatement of the Plan to (a) increase the number of shares of Common Stock reserved for issuance under the Plan, (b) increase the number of shares subject to each First Option, Subsequent Option and Committee Option (which increases shall be effective on a prospective basis) and (c) amend certain other administrative terms of the Plan. In March 2003, the Board adopted and approved an amendment and restatement of the Plan to amend the appendix to the Plan in order to comply with further changes in Israeli tax law which amendment did not require approval by the Company’s stockholders.

DSP GROUP, INC. 1993 DIRECTOR STOCK OPTION PLAN

APPENDIX A—ISRAEL

1.    GENERAL

1.1	This appendix (the “Appendix”) shall apply only to Grantees who are residents of the state of Israel or those who are deemed to be residents of the state of Israel for the payment of tax. The provisions specified hereunder shall form an integral part of the 1993 Director Stock Option Plan (hereinafter: the “Plan”), which applies to the issuance of options to purchase Common Stock of DSP Group Inc. (hereinafter: the “Company”).

1.2	This Appendix is effective with respect to Options granted as of January 1, 2003 and shall comply with Amendment no. 132 of the Israeli Tax Ordinance.

1.3	This Appendix is to be read as a continuation of the Plan and only modifies Options granted to Israeli Grantees so that they comply with the requirements set by the Israeli law in general, and in particular with the provisions of Section 102 (as specified herein), as may be amended or replaced from time to time. For the avoidance of doubt, this Appendix does not add to or modify the Plan in respect of any other category of Grantees.

1.4	The Plan and this Appendix are complimentary to each other and shall be deemed as one. In any case of contradiction, whether explicit or implied, between the provisions of this Appendix and the Plan, the provisions set out in the Appendix shall prevail.

1.5	Any capitalized term not specifically defined in this Appendix shall be construed according to the defined meaning given to it in the Plan.

2.    DEFINITIONS

2.1	“Affiliate” means any “employing company” within the meaning of Section 102(a) of the Ordinance.

2.2	“Approved 102 Option” means an Option granted pursuant to Section 102(b) of the Ordinance and held in trust by a Trustee for the benefit of the Grantee.

2.3	“Capital Gain Option (CGO)” means an Approved 102 Option elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) of the Ordinance.

2.4	“Controlling Stockholder” shall have the meaning ascribed to it in Section 32(9) of the Ordinance.

2.5	“Director” means a member of the Board, but excluding any Controlling Stockholder.

2.6	“ITA” means the Israeli Tax Authorities.

2.7	“Ordinary Income Option (OIO)” means an Approved 102 Option elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) of the Ordinance.

2.8	“Option” means an option to purchase one or more shares of Common Stock of the Company pursuant to the Plan.

2.9	“102 Option” means any Option granted to Directors pursuant to Section 102 of the Ordinance.

2.10	“3(i) Option” means an Option granted pursuant to Section 3(i) of the Ordinance to any person who is a Non-Employee.

2.11	“Ordinance” means the 1961 Israeli Income Tax Ordinance [New Version] 1961 as now in effect or as hereafter amended.

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2.12	“Section 102” means section 102 of the Ordinance and any regulations, rules, orders or procedures promulgated thereunder as now in effect or as hereafter amended.

2.13	“Trustee” means any individual appointed by the Company to serve as a trustee and approved by the ITA, all in accordance with the provisions of Section 102(a) of the Ordinance.

2.14	“Unapproved 102 Option” means an Option granted pursuant to Section 102(c) of the Ordinance and not held in trust by a Trustee.

3.    ISSUANCE OF OPTIONS

3.1	The persons eligible for participation in the Plan as Grantees shall be Directors of the Company or of any Affiliate; provided, however, that (i) Directors who are not Controlling Stockholders may only be granted 102 Options; and (ii) Directors who are Controlling Stockholders may only be granted 3(i) Options.

3.2	The Company may designate Options granted to Directors pursuant to Section 102 as Unapproved 102 Options or Approved 102 Options.

3.3	The grant of Approved 102 Options shall be made under this Appendix adopted by the Board, and shall be conditioned upon the approval of this Appendix by the ITA.

3.4	Approved 102 Options may either be classified as Capital Gain Options (“CGOs”) or Ordinary Income Options (“OIOs”).

3.5	No Approved 102 Options may be granted under this Appendix to any eligible Director, unless and until, the Company’s election of the type of Approved 102 Options as CGI or OIO granted to Directors (the “Election”), is appropriately filed with the ITA. Such Election shall become effective beginning the first grant date of an Approved 102 Option under this Appendix and shall remain in effect until the end of the year following the year during which the Company first granted Approved 102 Options. The Election shall obligate the Company to grant only the type of Approved 102 Option it has elected, and shall apply to all Grantees who were granted Approved 102 Options during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Ordinance. For the avoidance of doubt, such Election shall not prevent the Company from granting Unapproved 102 Options simultaneously.

3.6	All Approved 102 Options must be held in trust by a Trustee, as described in Section 4 below.

3.7	For the avoidance of doubt, the designation of Unapproved 102 Options and Approved 102 Options shall be subject to the terms and conditions set forth in Section 102.

3.8	With respect to Unapproved 102 Option, if the Optionee ceases to be employed by the Company or any Affiliate, the Optionee shall extend to the Company and/or its Affiliate a security or guarantee for the payment of tax due at the time of sale of Shares, all in accordance with the provisions of Section 102 and the rules, regulation or orders promulgated thereunder.

4.    TRUSTEE

4.1	Approved 102 Options which shall be granted under this Appendix and/or any Common Stock allocated or issued upon exercise of such Approved 102 Options and/or other Common Stock received subsequently following any realization of rights, including bonus shares, shall be allocated or issued to the Trustee and held for the benefit of the Grantees for such period of time as required by Section 102 or any regulations, rules or orders or procedures promulgated thereunder (the “Holding Period”). In the case the requirements for Approved 102 Options are not met, then the Approved 102 Options shall be regarded as Unapproved 102 Options, all in accordance with the provisions of Section 102.

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4.2	Notwithstanding anything to the contrary, the Trustee shall not release any Common Stock allocated or issued upon exercise of Approved 102 Options prior to the full payment of the Grantee’s tax liabilities arising from Approved 102 Options which were granted to him and/or any Common Stock allocated or issued upon exercise of such Options.

4.3	Upon receipt of Approved 102 Options, the Grantee will sign an undertaking to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with this Appendix, or any Approved 102 Option or Common Stock granted to him thereunder.

4.4	With respect to any Approved 102 Option, subject to the provisions of Section 102 and any rules or regulation or orders or procedures promulgated thereunder, an Optionee shall not sell or release from trust any Share received upon the exercise of an Approved 102 Option and/or any share received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the Holding Period required under Section 102 of the Ordinance. Notwithstanding the above, if any such sale or release occurs during the Holding Period, the sanctions under Section 102 of the Ordinance and under any rules or regulation or orders or procedures promulgated thereunder shall apply to and shall be borne by such Optionee.

5.    THE OPTIONS

The terms and conditions upon which the Options shall be issued and exercised, shall be as specified in the Award Agreement to be executed pursuant to the Plan and to this Appendix. Each Award Agreement shall state, inter alia, the number of Common Stock to which the Option relates, the type of Option granted thereunder (whether a CGI, OIO, Unapproved 102 Option or a 3(i) Option), the vesting provisions and the exercise price.

6.    FAIR MARKET VALUE FOR TAX PURPOSES

Solely for the purpose of determining the tax liability pursuant to Section 102(b)(3) of the Ordinance, if at the date of grant the Company’s Common Stock is listed on any established stock exchange or a national market system or if the Company’s Common Stock will be registered for trading within ninety (90) days following the date of grant of the CGOs, the fair market value of the Common Stock at the date of grant shall be determined in accordance with the average value of the Company’s common stock on the thirty (30) trading days preceding the date of grant or on the thirty (30) trading days following the date of registration for trading, as the case may be.

7.    EXERCISE OF OPTIONS

Options shall be exercised in accordance with the provisions of Section 9 of the Plan and when applicable, in accordance with the requirements of Section 102.

8.    ASSIGNABILITY AND SALE OF OPTIONS

8.1	Notwithstanding any other provision of the Plan, no Option or any right with respect thereto, purchasable hereunder, whether fully paid or not, shall be assignable, transferable or given as collateral or any right with respect to them given to any third party whatsoever, and during the lifetime of the Grantee each and all of such Grantee’s rights to purchase Common Stock hereunder shall be exercisable only by the Grantee.

Any such action made directly or indirectly, for an immediate validation or for a future one, shall be void.

8.2	As long as Options or Common Stock purchased pursuant to thereto are held by the Trustee on behalf of the Grantee, all rights of the Grantee over the Common Stock are personal, can not be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

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9.    INTEGRATION OF SECTION 102 AND TAX ASSESSING OFFICER’S PERMIT

9.1	With regards to Approved 102 Options, the provisions of the Plan and/or the Appendix and/or the Award Agreement shall be subject to the provisions of Section 102 and the Tax Assessing Officer’s permit, and the said provisions and permit shall be deemed an integral part of the Plan and of the Appendix and of the Award Agreement.

9.2	Any provision of Section 102 and/or the said permit which is necessary in order to receive and/or to keep any tax benefit pursuant to Section 102, which is not expressly specified in the Plan or the Appendix or the Award Agreement, shall be considered binding upon the Company and the Grantees.

10.    DIVIDEND

With respect to all Shares (but excluding, for avoidance of any doubt, any unexercised Options) allocated or issued upon the exercise of Options purchased by the Optionee and held by the Optionee or by the Trustee, as the case may be, the Optionee shall be entitled to receive dividends in accordance with the quantity of such Shares, subject to the provisions of the Company’s incorporation documents (and all amendments thereto) and subject to any applicable taxation on distribution of dividends, and when applicable subject to the provisions of Section 102 and the rules, regulations or orders promulgated thereunder.

11.    TAX CONSEQUENCES

11.1	Any tax consequences arising from the grant or exercise of any Option, from the payment for Common Stock covered thereby or from any other event or act (of the Company, and/or its Affiliates, and the Trustee or the Grantee), hereunder, shall be borne solely by the Grantee. The Company and/or its Affiliates, and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Grantee shall agree to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Grantee.

11.2	The Company and/or, when applicable, the Trustee shall not be required to release any common stock certificate to an Grantee until all required payments have been fully made.

12.    GOVERNING LAW & JURISDICTION

This Appendix shall be governed by and construed and enforced in accordance with the laws of the State of Israel applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws. The competent courts of Tel-Aviv, Israel shall have sole jurisdiction in any matters pertaining to this Appendix.

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THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF DSP GROUP, INC.

FOR THE 2003 ANNUAL MEETING OF STOCKHOLDERS

May 27, 2003

The undersigned stockholder of DSP GROUP, INC., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 25, 2003, the Company’s Annual Report for the year ended December 31, 2002 and the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 and hereby appoints Eliyahu Ayalon and Moshe Zelnik or either of them, proxies, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2003 Annual Meeting of Stockholders of the Company to be held on May 27, 2003 at 9:00 a.m., local time, at Swissotel New York, the Drake, 440 Park Avenue at 56th Street, New York City, New York 10022, and at any postponement or adjournment thereof, and to vote all shares of common stock of the Company which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR (1) THE ELECTION OF THE DIRECTOR, (2) THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 1993 DIRECTOR STOCK OPTION PLAN, AND (3) THE RATIFICATION OF THE SELECTION OF KOST, FORER & GABBAY AS INDEPENDENT AUDITORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

1.    ELECTION OF THE DIRECTOR:

☐ FOR the nominee listed below (except as indicated)	☐ WITHHOLD AUTHORITY to vote for the nominee listed below

If you wish to withhold authority to vote for the nominee, strike a line through such nominee’s name listed below.

Patrick Tanguy

2.    PROPOSAL TO AMEND AND RESTATE THE COMPANY’S 1993 DIRECTOR STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER FROM 890,875 SHARES TO 1,130,875 SHARES AND TO MAKE CERTAIN OTHER AMENDMENTS TO THE PLAN AS SET FORTH IN THE PROXY STATEMENT:

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.    PROPOSAL TO RATIFY THE SELECTION OF KOST, FORER & GABBAY AS THE COMPANY’S INDEPENDENT AUDITORS FOR FISCAL 2003:

☐ FOR	☐ AGAINST	☐ ABSTAIN

DATED: ____________________________, 2003

(Signature)

(Signature)

This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.